EXHIBIT 99.1

Enerpac Tool Group Reports Fourth Quarter and Full-Year Fiscal 2026 Results; Introduces Fiscal 2027 Outlook

Highlights*

  Fourth quarter net sales up 11% to $186 million, with organic growth of 10%1. Full-year net sales up 6% to $652 million, a record level of annual revenue since the relaunch of Enerpac Tool Group in 2019, with organic growth of 4%.
  IT&S fourth quarter product sales up 11% and service sales up 9% organically year-over-year.
  Fourth quarter net earnings of $24 million (13.1% of net sales), or $0.47 per diluted share, versus $28 million (16.8% of net sales), or $0.52, in the prior year; adjusted diluted EPS of $0.53 versus $0.52.
  Full-year net earnings of $90 million (13.7% of net sales), or $1.72 per diluted share, versus $93 million (15.0% of net sales), or $1.70, in the prior year; adjusted diluted EPS of $1.87 versus $1.81.
  Fourth quarter adjusted EBITDA of $42 million at a 22.6% margin; full-year adjusted EBITDA of $154 million at a 23.7% margin.
  Full-year cash from operations of $130 million, up 17%, and free cash flow of $120 million, up 30% year-over-year. Net debt to adjusted EBITDA of 0.1x at year-end fiscal 2026, with $81 million returned to shareholders through share repurchases in fiscal 2026.
  Completed the acquisition of SFE Group on October 28, 2026, as described in a separate press release issued today.

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

MILWAUKEE, Oct. 28, 2026 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today reported results for the fourth quarter and full fiscal year ended August 31, 2026.

“We closed fiscal 2026 with a strong fourth quarter, supported by broad-based product strength across the Americas, encouraging trends in our service business, and robust cash generation,” said Paul Sternlieb, President and Chief Executive Officer of Enerpac Tool Group. “With the SFE Group acquisition complete and a strong balance sheet, we have the financial flexibility to continue executing our disciplined capital allocation strategy.”

Fourth Quarter and Fiscal 2026 Results
(US$ in millions, except per share)
	Three Months Ended		Twelve Months Ended
	August 31, 2026	August 31, 2025	August 31, 2026	August 31, 2025
Net Sales	$185.7	$167.5	$652.3	$616.9
Gross Profit Margin	47.0%	50.1%	49.2%	50.5%
Net Earnings	$24.4	$28.1	$89.7	$92.7
Net Earnings % of Sales	13.1%	16.8%	13.7%	15.0%
Diluted EPS	$0.47	$0.52	$1.72	$1.70
Adjusted Diluted EPS*	$0.53	$0.52	$1.87	$1.81
Adjusted EBITDA*	$42.1	$44.5	$154.3	$153.6
Adjusted EBITDA Margin*	22.6%	26.5%	23.7%	24.9%

On an organic basis, fourth quarter sales increased 10%, with IT&S up 10% and Cortland Biomedical up 13%. For the full year, organic sales increased 4%, with IT&S up 3% and Cortland Biomedical up 23%.

In the fourth quarter, net earnings declined year-over-year, primarily due to mix, higher incentive compensation, and investments for future growth. For the full year, net earnings declined to $89.7 million from $92.7 million, driven by lower service volume, higher incentive compensation, and investments for growth and productivity. Diluted EPS increased to $1.72 from $1.70, and adjusted diluted EPS increased to $1.87 from $1.81. Restructuring and M&A charges were $0.15 per diluted share in fiscal 2026, compared to $0.11 in fiscal 2025.

Cash Flow

(US$ in millions)	Fiscal 2026	Fiscal 2025
Cash provided by operating activities	$130.2	$111.3
Capital expenditures	(10.6)	(19.3)
Free cash flow*	$119.6	$92.0

Balance Sheet and Leverage

(US$ in millions)	August 31, 2026	May 31, 2026	August 31, 2025
Cash Balance	$174.7	$115.7	$151.6
Debt Balance	$182.3	$184.8	$189.7
Net Debt	$7.6	$69.1	$38.1
Net Debt to Adjusted EBITDA[2]	0.1x	0.5x	0.3x

Fiscal 2027 Outlook
“Our fiscal 2027 guidance includes approximately 10 months of SFE Group and builds on the healthy trends across our business,” added Darren Kozik, Executive Vice President and Chief Financial Officer. “We are excited to drive profitable growth through continued investments in commercial excellence, innovation, and productivity.”

The Company is introducing its fiscal 2027 guidance:

Metric	Fiscal 2027 Guidance
Net Sales	$825 Million to $845 Million
Organic Sales Growth[1]	4% to 6%
Adjusted EBITDA	$195 Million to $205 Million
Adjusted Diluted EPS	$2.00 to $2.15

This guidance is based on the Company’s key foreign exchange rate assumptions and assumes no substantial change to the current tariff or regulatory environment.

Conference Call Information
An investor conference call is scheduled for 7:30 am CT on October 29, 2026. Webcast information and conference call materials, including an earnings presentation, are available on the Investor Relations website (https://ir.enerpactoolgroup.com/).

Investor Day
The Company will host an Investor Day on Wednesday, November 4, 2026, at the New York Stock Exchange. Details are available at https://ir.enerpactoolgroup.com/.

1Organic sales represent net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to comparable net sales is presented in the tables accompanying this release.
2Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Safe Harbor Statement
Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In addition to statements with respect to guidance, the terms “outlook,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements, general economic uncertainty; the impact of geopolitical activity, including the armed conflicts in the Middle East, including the impact on shipping in the area and the invasion of Ukraine by Russia and international sanctions imposed in response thereto; market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, including as a result of significant volatility in oil prices resulting from disruptions in the oil markets as a result of geopolitical activity; supply chain risks, including disruptions in deliveries from suppliers due to political tensions and armed conflicts; uncertainties with respect to the imposition, or threat of imposition, of tariffs and other trade restrictions; uncertainties with respect to the ability of the Company to achieve its plans or objectives related to its growth strategy, including its ability to identify and successfully acquire attractive businesses on acceptable terms, or at all; risks and uncertainties with respect to the Company’s ability to recognize the anticipated benefits of the acquisition of SFE Group and risks that the acquisition disrupts current plans and operations of Enerpac Tool Group or SFE Group and that disruptions from the transaction may make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with SFE Group’s customers, distributors, vendors and others with whom it does business; uncertainties with respect to market acceptance of existing and new products, and price increases; risks and uncertainties with respect to achieving the successful integration of acquired businesses, as well as the impact of any dispositions and restructuring programs; the ability of the Company to continue to achieve or maintain operational improvements related to restructuring actions; operating margin risk due to competitive pricing and operating efficiencies; risks related to reliance on independent agents and distributors for the distribution and service of products; material, labor, or overhead cost increases; tax law changes; foreign currency risk; interest rate risk; commodity risk; litigation matters; cybersecurity risk; impairment of goodwill or other intangible assets; the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2025 and its Form 10-Q for the period ended May 31, 2026. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason, except to the extent required by law.

Non-GAAP Financial Information
This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings, adjusted diluted earnings per share, adjusted operating profit, segment adjusted operating profit and adjusted EBITDA, adjusted SG&A expense, free cash flow, and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. Adjusted EBITDA and Adjusted diluted earnings per share anticipated for fiscal year 2027 is calculated in a manner consistent with the historical presentation of that measure in the accompanying tables. Because of the forward-looking nature of this estimate, it is impractical to present a quantitative reconciliation of this non-GAAP measure to the comparable GAAP measure, and accordingly no such GAAP measure for that period is being presented.

About Enerpac Tool Group
Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. Its tools and services make complex, often hazardous jobs possible safely and efficiently. The Company delivers mission-critical solutions across high-pressure hydraulics, precision-controlled force, lifting and positioning, pipe preparation, orbital welding and cutting, and on-site services for industrial customers worldwide. Founded in 1910, the Company is headquartered in Milwaukee, Wisconsin, and its common stock trades on the NYSE under the symbol EPAC. For more information, visit www.enerpactoolgroup.com.

Contact:
Christian Audi
Senior Director, Investor Relations
christian.audi@enerpac.com

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In millions, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2026	2025	2026	2025
Net sales	$185.7	$167.5	$652.3	$616.9
Cost of products sold	98.3	83.7	331.1	305.1
Gross profit	87.4	83.8	321.2	311.8

Selling, general and administrative expenses	51.4	42.0	182.4	166.8
Amortization of intangible assets	1.6	2.0	6.3	5.6
Restructuring charges	-	-	3.3	5.9
Operating profit	34.4	39.8	129.2	133.5

Financing costs, net	2.4	2.4	9.0	9.9
Other expense, net	0.8	0.6	2.7	2.9
Earnings before income tax expense	31.2	36.8	117.5	120.7

Income tax expense	6.8	8.7	27.8	28.0
Net earnings	$24.4	$28.1	$89.7	$92.7

Earnings per share
Basic	$0.48	$0.52	$1.73	$1.72
Diluted	0.47	0.52	1.72	1.70

Weighted average common shares outstanding
Basic	51.2	53.5	51.8	54.0
Diluted	51.5	53.9	52.2	54.5

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited)
	August 31,	August 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$174.7	$151.6
Accounts receivable, net	113.0	106.1
Inventories, net	70.7	78.8
Other current assets	48.5	39.6
Total current assets	406.9	376.1

Property, plant and equipment, net	54.4	53.3
Goodwill	289.7	289.8
Other intangible assets, net	43.0	46.9
Other long-term assets	64.6	61.8

Total assets	$858.6	$827.9

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$10.0	$7.5
Trade accounts payable	42.8	42.9
Accrued compensation and benefits	32.7	28.1
Income taxes payable	7.9	5.4
Other current liabilities	55.5	53.2
Total current liabilities	148.9	137.1

Long-term debt, net	172.3	182.2
Deferred income taxes	10.9	6.2
Pension and postretirement benefit liabilities	5.8	7.1
Other long-term liabilities	67.6	61.6
Total liabilities	405.5	394.2

Shareholders' equity
Common stock	10.2	10.6
Additional paid-in capital	252.0	243.1
Retained earnings	291.0	284.1
Accumulated other comprehensive loss	(100.1)	(104.1)
Stock held in trust	(5.4)	(3.5)
Deferred compensation liability	5.4	3.5
Total shareholders' equity	453.1	433.7

Total liabilities and shareholders' equity	$858.6	$827.9

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)
	Year Ended
	August 31,	August 31,
	2026	2025
Operating Activities
Cash provided by operating activities	$130.2	$111.3

Investing Activities
Capital expenditures	(10.6)	(19.3)
Cash paid for business acquisitions, net of cash acquired	-	(26.7)
Purchase of business assets	(2.0)	-
Cash used in investing activities	$(12.6)	$(46.0)

Financing Activities
Principal repayments on term loan	(7.5)	(5.0)
Borrowings on revolving credit facility	14.0	14.4
Principal repayments on revolving credit facility	(14.0)	(14.4)
Purchase of treasury shares	(81.1)	(68.7)
Stock options and taxes paid related to the net share settlement of equity awards	(3.1)	(5.5)
Payment of cash dividend	(2.1)	(2.2)
Other	(1.5)	-
Cash used in financing activities	$(95.3)	$(81.4)

Effect of exchange rate changes on cash	0.8	0.6

Net increase (decrease) from cash and cash equivalents	$23.1	$(15.5)
Cash and cash equivalents - beginning of period	151.6	167.1
Cash and cash equivalents - end of period	$174.7	$151.6

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures
(Dollars in millions)
	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$140.1	$140.7	$153.4	$161.6	$595.8	$137.8	$148.7	$161.0	$179.0	$626.5
Other	5.1	4.8	5.3	5.9	21.1	6.4	6.1	6.6	6.7	25.8
Enerpac Tool Group	$145.2	$145.5	$158.7	$167.5	$616.9	$144.2	$154.8	$167.6	$185.7	$652.3

% Net Sales Growth (Decline) Year over Year
Industrial Tools & Services Segment	2%	4%	5%	5%	4%	-2%	6%	5%	11%	5%
Other	3%	33%	19%	10%	15%	27%	27%	25%	13%	23%
Enerpac Tool Group	2%	5%	6%	6%	5%	-1%	6%	6%	11%	6%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$42.4	$41.5	$41.1	$42.0	$166.8	$43.1	$42.0	$45.8	$51.4	$182.4
M&A charges (1)	(0.2)	(0.3)	(0.7)	(0.3)	(1.4)	(0.1)	(1.1)	(1.6)	(4.1)	(6.9)
Adjusted Selling, general and administrative expenses	$42.2	$41.2	$40.4	$41.8	$165.5	$43.0	$40.9	$44.2	$47.3	$175.5

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	29.0%	28.3%	25.5%	24.9%	26.8%	29.8%	26.4%	26.4%	25.5%	26.9%

Adjusted Operating profit
Operating profit	$31.1	$30.8	$31.7	$39.8	$133.5	$28.5	$25.0	$41.3	$34.4	$129.2
Restructuring charges	-	-	5.9	-	5.9	-	3.3	-	-	3.3
M&A charges	0.2	0.3	0.7	0.3	1.4	0.1	1.1	1.6	4.1	6.9
Adjusted Operating profit	$31.3	$31.1	$38.3	$40.1	$140.8	$28.6	$29.4	$42.9	$38.5	$139.4

Adjusted Operating profit by Segment
Industrial Tools & Services Segment	$38.1	$38.8	$42.9	$47.0	$166.8	$35.8	$34.8	$48.7	$48.0	$167.3
Other	1.3	1.3	2.1	1.4	6.1	2.2	1.6	2.1	1.4	7.3
Corporate / General	(8.1)	(9.0)	(6.7)	(8.3)	(32.1)	(9.4)	(7.0)	(7.9)	(10.9)	(35.2)
Adjusted operating profit	$31.3	$31.1	$38.3	$40.1	$140.8	$28.6	$29.4	$42.9	$38.5	$139.4

Adjusted Operating profit %
Industrial Tools & Services Segment	27.2%	27.5%	27.9%	29.1%	28.0%	25.9%	23.4%	30.3%	26.8%	26.7%
Other	26.1%	27.0%	39.4%	23.0%	28.8%	34.3%	26.1%	31.5%	21.0%	28.2%
Adjusted Operating Profit %	21.5%	21.4%	24.1%	24.0%	22.8%	19.8%	19.0%	25.6%	20.7%	21.4%

EBITDA (2)
Net earnings	$21.7	$20.9	$22.0	$28.1	$92.7	$19.1	$16.3	$29.8	$24.4	$89.7
Financing costs, net	2.8	2.4	2.4	2.4	9.9	2.3	2.1	2.3	2.4	9.0
Income tax expense	6.2	6.8	6.3	8.7	28.0	6.4	5.8	8.9	6.8	27.8
Depreciation & amortization	3.5	3.5	3.7	5.0	15.7	4.4	4.3	4.3	4.3	17.5
EBITDA	$34.2	$33.5	$34.5	$44.2	$146.3	$32.3	$28.6	$45.3	$37.9	$144.0

Adjusted EBITDA (2)
EBITDA	$34.2	$33.5	$34.5	$44.2	$146.3	$32.3	$28.6	$45.3	$37.9	$144.0
Restructuring charges	-	-	5.9	-	5.9	-	3.3	-	-	3.3
M&A charges	0.2	0.3	0.7	0.3	1.4	0.1	1.1	1.6	4.1	6.9
Adjusted EBITDA (2)	$34.3	$33.8	$41.0	$44.5	$153.6	$32.4	$33.0	$46.9	$42.1	$154.3

Adjusted EBITDA (2) by Segment
Industrial Tools & Services Segment	$40.8	$41.3	$45.3	$50.8	$178.2	$38.9	$38.0	$51.9	$51.1	$179.9
Other	1.5	1.5	2.3	1.6	6.9	2.5	1.8	2.3	1.6	8.1
Corporate / General	(8.0)	(9.0)	(6.6)	(7.9)	(31.5)	(9.0)	(6.8)	(7.3)	(10.6)	(33.7)
Adjusted EBITDA (2)	$34.3	$33.8	$41.0	$44.5	$153.6	$32.4	$33.0	$46.9	$42.1	$154.3

Adjusted EBITDA % (2)
Industrial Tools & Services Segment	29.1%	29.4%	29.5%	31.4%	29.9%	28.2%	25.5%	32.2%	28.5%	28.7%
Other	30.5%	31.7%	43.7%	26.7%	33.0%	38.2%	29.5%	34.4%	23.7%	31.4%
Adjusted EBITDA % (2)	23.6%	23.2%	25.9%	26.5%	24.9%	22.4%	21.3%	28.0%	22.6%	23.7%

Notes:
(1) Minimal amounts of M&A Charges were recorded in cost of products sold in Q2 and Q4 Fiscal 2026 and Q2 Fiscal 2025
(2) EBITDA represents net earnings before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.
For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(Dollars in millions)
	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Net Sales
Industrial Tools & Services Segment	$140.1	$140.7	$153.4	$161.6	$595.8	$137.8	$148.7	$161.0	$179.0	$626.5
Other	5.1	4.8	5.3	5.9	21.1	6.4	6.1	6.6	6.7	25.8
Enerpac Tool Group	$145.2	$145.5	$158.7	$167.5	$616.9	$144.2	$154.8	$167.6	$185.7	$652.3

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$2.5	$6.1	$3.7	$0.6	$12.9	$-	$-	$-	$-	$-
Other	-	-	-	-	-	-	-	-	-	-
Enerpac Tool Group	$2.5	$6.1	$3.7	$0.6	$12.9	$-	$-	$-	$-	$-

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$142.6	$146.8	$157.1	$162.2	$608.7	$137.8	$148.7	$161.0	$179.0	$626.5
Other	5.1	4.8	5.3	5.9	21.1	6.4	6.1	6.6	6.7	25.8
Enerpac Tool Group	$147.7	$151.6	$162.4	$168.1	$629.8	$144.2	$154.8	$167.6	$185.7	$652.3

Organic Sales Growth (Decline) % (3)
Industrial Tools & Services Segment						(3%)	1%	2%	10%	3%
Other						27%	27%	25%	13%	23%
Enerpac Tool Group						(2%)	2%	3%	10%	4%

Industrial Tools & Services Segment Net Sales by Product Line
Industrial Tools & Services Product	$106.1	$113.9	$124.3	$134.7	$479.0	$112.1	$125.3	$133.6	$149.3	$520.3
Industrial Tools & Services Service	34.0	26.8	29.1	26.9	116.8	25.7	23.4	27.4	29.7	106.2
Industrial Tools & Services Segment	$140.1	$140.7	$153.4	$161.6	$595.8	$137.8	$148.7	$161.0	$179.0	$626.5

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Product	$1.7	$4.8	$2.8	$0.3	$9.7	$-	$-	$-	$-	$-
Industrial Tools & Services Service	0.8	1.3	0.9	0.3	3.3	-	-	-	-	-
Industrial Tools & Services Segment	$2.5	$6.1	$3.7	$0.6	$12.9	$-	$-	$-	$-	$-

Industrial Tools & Services Segment Organic Sales by Product Line (3)
Industrial Tools & Services Product	$107.8	$118.7	$127.1	$135.0	$488.7	$112.1	$125.3	$133.6	$149.3	$520.3
Industrial Tools & Services Service	34.8	28.1	30.0	27.2	120.1	25.7	23.4	27.4	29.7	106.2
Industrial Tools & Services Segment	$142.6	$146.8	$157.1	$162.2	$608.7	$137.8	$148.7	$161.0	$179.0	$626.5

Organic Sales Growth (Decline) % (3)
Industrial Tools & Services Product						4%	6%	5%	11%	6%
Industrial Tools & Services Service						(26%)	(17%)	(8%)	9%	(12%)
Industrial Tools & Services Segment						(3%)	1%	2%	10%	3%

Notes continued:
(3) Organic Sales is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.
For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In millions, except per share amounts)
	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$21.7	$20.9	$22.0	$28.1	$92.7	$19.1	$16.3	$29.8	$24.4	$89.7
Restructuring charges	-	-	5.9	-	5.9	-	3.3	-	-	3.3
M&A charges	0.2	0.3	0.7	0.3	1.4	0.1	1.1	1.6	4.1	6.9
Net tax effect of reconciling items above	(0.0)	0.0	(0.9)	(0.5)	(1.4)	(0.0)	(0.4)	(0.4)	(1.5)	(2.3)
Adjusted Net Earnings	$21.9	$21.2	$27.7	$27.9	$98.6	$19.2	$20.3	$31.0	$27.0	$97.6

Adjusted Diluted Earnings per share (4)
Diluted Earnings per share	$0.40	$0.38	$0.41	$0.52	$1.70	$0.36	$0.31	$0.58	$0.47	$1.72
Restructuring charges, net of tax effect	-	-	0.09	(0.01)	0.09	-	0.06	-	(0.01)	0.05
M&A charges, net of tax effect	0.00	0.00	0.01	0.00	0.02	-	0.02	0.03	0.06	0.10
Adjusted Diluted Earnings per share	$0.40	$0.39	$0.51	$0.52	$1.81	$0.36	$0.39	$0.60	$0.53	$1.87

Notes continued:
(4) Adjusted earnings and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of Enerpac Tool Group.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding.